_________, 2010

JPMorgan Trust I

245 Park Avenue

New York, NY 10167

Dear Sirs:

J.P. Morgan Investment Management Inc, JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. (collectively, “J.P. Morgan Service Providers”) hereby agree to waive fees and/or expenses owed to each J.P. Morgan Service Provider or to reimburse each Fund listed on Schedule A for the time periods so indicated.  The J.P. Morgan Service Providers will waive fees or reimburse to the extent total operating expenses exceed the rate of average daily net assets also indicated on Schedule A.  This expense limitation does not include acquired fund fees and expenses, dividend expenses on securities sold short, interest, taxes, extraordinary expenses and expenses related to the J.P. Morgan Funds’ Board of Trustees deferred compensation plan.

The J.P. Morgan Service Providers understand and intend that the Funds will rely on this agreement in preparing and filing their registration statements on Form N-1A and in accruing the Funds’ expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Funds to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.

JPMorgan Funds Management, Inc.

JPMorgan Distribution Services, Inc.

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By:

Accepted by:

JPMorgan Trust I

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By:

1

SCHEDULE A

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan Global Equity Income Fund	Class A	October 31	1.25%	_______, 2012
	Class C		1.75%
	Select		1.00%
	Class R2		1.50%
	Class R5		0.80%
JPMorgan Diversified Real Return Fund	Class A	August 31	0.61%	_______, 2012
	Class C		1.11%
	Select		0.36%
	Class R2		0.86%
	Class R5		0.26%
JPMorgan Tax Aware Equity Fund	Class A	October 31	1.05%	_______, 2012
	Class C		1.55%
	Select		0.80%
JPMorgan Tax Aware Income Opportunities Fund	Class A	Last day of February	0.75%	_______, 2012
	Class C		1.40%
	Select		0.65%
JPMorgan Mid Cap Core Fund	Class A	June 30	1.25%	_______, 2011
	Class C		1.75%
	Select		1.00%
	Class R2		1.50%
	Class R5		0.80%
	Class R6		0.75%